EXHIBIT 19.2

Supplemental Insider Trading Policy

Policy

Kirby Corporation (“Kirby” or the “Company”) has adopted an Insider Trading Policy (the “Insider Trading Policy”) that applies to all directors, officers and employees of the Company and its subsidiaries and affiliates, as well as their family members or other persons with whom they have a relationship or who are under their influence or control, as described in the Insider Trading Policy, which is included in Kirby’s Business Ethics Guidelines. Kirby has also adopted this Supplemental Insider Trading Policy (the “Supplemental Policy”), which includes policies and procedures relating to transactions in Kirby securities by directors, officers and certain other persons, including procedures designed to ensure compliance with the two-day Form 4 filing requirement applicable to directors and officers.

Covered Persons

The persons covered by this Supplemental Policy include all directors of the Company, all officers of the Company who are reporting persons under Section 16 of the Securities Exchange Act of 1934 (the Section that requires Form 3, 4 and 5 filings) and certain other employees of Kirby, its subsidiaries, or affiliates designated from time to time by an executive officer of the Company who are expected to become aware of material nonpublic information about the Company, including those individuals who are included in blackout period communications. The Supplemental Policy also applies to family members or others who reside in the same household as a person described in the preceding sentence and family members who do not live in the same household but whose transactions in Kirby stock are directed by such person or are subject to his or her influence or control.

Insider Trading Policy	Kirby’s Insider Trading Policy, as supplemented by this Supplemental Policy, applies to all Covered Persons.
Preclearance

With limited exceptions, Section 16 reporting persons – which includes directors, officers and 10% beneficial owners of Kirby stock – must report all changes in beneficial ownership of Kirby stock on Form 4 by the end of the second business day after the date of the transaction. To ensure compliance with the Section 16 reporting requirements, as well as to help prevent any inadvertent violations of the federal securities laws or the Company’s Insider Trading Policy, the Company requires preclearance of all purchases and sales of Kirby stock or exercises of stock options by Covered Persons. Those persons should not purchase or sell Kirby stock or exercise stock options without first obtaining preclearance of the transaction from the Chief Executive Officer, Chief Financial Officer or Vice President and Controller of Kirby, except that option, restricted stock, and restricted stock unit grants by Kirby to the Covered Person, either discretionary or automatic, while subject

This policy represents management guidelines only. Nothing in this policy shall be interpreted as a contract of employment.

Kirby Corporation, the Company, retains the right to deviate from, modify or discontinue this policy at any time, with or without notice. To the extent any provision of this policy is found to be inconsistent with applicable federal, state and/or local law(s), the applicable law(s) will govern.

to the two-day reporting requirement under Section 16 for Section 16 reporting persons, will not require preclearance. Gifts will require preclearance only during a blackout period. The preclearance requirement also applies to an election to change the percentage of periodic contributions to the Company’s 401(k) Plan that will be allocated to the Kirby stock fund or transfer an existing 401(k) Plan account balance into or out of the Kirby stock fund. A request for preclearance should be submitted to one of the designated officers at least two days before the proposed transaction date. The Company will then determine whether the transaction may proceed and, if so, assist in complying with applicable Section 16 filing requirements.

With regard to adoption of a new SEC Rule 10b5-1 trading plan or an amendment to an existing SEC Rule 10b5-1 trading plan, preclearance should be submitted to the Director of Financial Reporting at least ten business days in advance along with the information outlined in and as further provided in the Insider Trading Policy.

The Company is under no obligation to approve a transaction submitted for preclearance. The decision to buy or sell Kirby stock and compliance with insider trading laws and Company policies are the responsibility of each Covered Person, regardless of whether or not a transaction has been precleared.

Any person subject to the preclearance requirement who has entered into an SEC Rule 10b5-1 trading plan will not have to preclear transactions effected pursuant to the plan if the plan and any amendments thereto were adopted in accordance with applicable SEC rules and applicable Kirby policies and specifies the dates, prices and amounts of proposed trades or establishes a formula for determining the dates, prices and amounts. Those transactions are still subject to the Form 4 filing requirements and should be reported immediately to the Company. Additionally, there is a cooling off period after the adoption of an SEC Rule 10b5-1 trading plan or an amendment thereto as further detailed in the Insider Trading Policy. Generally, the cooling off period for directors and executive officers is 90 to 120 days from the adoption or modification of the 10b5-1 plan, and 30 days for other individuals. The Director of Financial Reporting shall advise the individual of cooling off period applicable to him or her.

Blackout Period

Covered Persons are not permitted to (a) buy or sell Kirby stock (other than pursuant to a precleared trading plan that complies with SEC Rule 10b5-1 that is not subject to a cooling off period), (b) change the percentage of contributions to the Company’s 401(k) plan that will be allocated to the Kirby stock fund or (c) transfer an existing 401(k) plan account balance into or out of the Kirby stock fund, after the last business day of the last month of a quarter until the second full business day after the public release of the Company’s earnings for the quarter. Please refer to the Company’s Insider

This policy represents management guidelines only. Nothing in this policy shall be interpreted as a contract of employment.

Kirby Corporation, the Company, retains the right to deviate from, modify or discontinue this policy at any time, with or without notice. To the extent any provision of this policy is found to be inconsistent with applicable federal, state and/or local law(s), the applicable law(s) will govern.

Trading Policy for a discussion of when information is public and how to determine the second full business day after the release of information.

A blackout period will not apply to the exercise of a stock option granted by Kirby or to the use of shares to pay the exercise price or the use of shares subject to an option, restricted stock, or restricted stock unit grant to satisfy tax withholding requirements. The policy does apply, however, to any sale of stock as part of a broker assisted, cashless exercise of an option or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. A blackout period will not apply to purchases of Kirby stock in the Company’s 401(k) plan resulting from periodic contributions of money to the plan pursuant to a payroll deduction election. The policy does apply, however, to certain elections under the 401(k) plan, including an election to increase or decrease the percentage of periodic contributions that will be allocated to the Kirby stock fund and an election to make a transfer of an existing account balance into or out of the Kirby stock fund. A blackout period will apply to gifts of Kirby stock unless a gift has been precleared.

In addition, an event or development may occur that is material to Kirby and is known only to a limited number of directors or officers or employees directly involved in the matter. As long as the event or development remains material and nonpublic, Covered Persons may not trade in Kirby stock. Although the existence of such a specific blackout may not be generally announced or known within the Company, the Company may decline a request by a Covered Person for preclearance of a transaction by informing the requesting person of the existence of a blackout period without disclosing the reason for the blackout. A person who becomes aware of the existence of such a specific blackout should not disclose the existence of the blackout to any other person.

The decision to buy or sell Kirby stock and compliance with insider trading laws and Company policies are the responsibility of each Covered Person, regardless of whether or not a trading blackout is in effect.

Employee Plan Blackouts

Except as permitted by the exceptions described in Rule 101(c) of Securities and Exchange Commission Regulation BTR, no director or executive officer may purchase, sell, or otherwise acquire or transfer Kirby stock acquired in connection with his or her service or employment as a director or executive officer during any blackout period imposed for any employee plan by the Company or the employee plan itself. For purposes of this paragraph 5, a blackout period means a period when participants in a plan may not engage in transactions in the plan but does not mean any of the other restrictions on trading in this Supplemental Policy.

This policy represents management guidelines only. Nothing in this policy shall be interpreted as a contract of employment.

Kirby Corporation, the Company, retains the right to deviate from, modify or discontinue this policy at any time, with or without notice. To the extent any provision of this policy is found to be inconsistent with applicable federal, state and/or local law(s), the applicable law(s) will govern.

Power of Attorney	To facilitate compliance with the Section 16 filing requirements, directors and officers subject to Section 16 should execute and deliver to the Company a power of attorney in the attached form.
Certification

Each Covered Person must certify his or her understanding of and intent to comply with the Insider Trading Policy and this Supplemental Policy by executing and returning to the Company a certification in the attached form.

This policy represents management guidelines only. Nothing in this policy shall be interpreted as a contract of employment.

Kirby Corporation, the Company, retains the right to deviate from, modify or discontinue this policy at any time, with or without notice. To the extent any provision of this policy is found to be inconsistent with applicable federal, state and/or local law(s), the applicable law(s) will govern.

FORM of

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of [______] and [______], signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Kirby Corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of __________, ____.

Signature:
Print Name:

This policy represents management guidelines only. Nothing in this policy shall be interpreted as a contract of employment.

Kirby Corporation, the Company, retains the right to deviate from, modify or discontinue this policy at any time, with or without notice. To the extent any provision of this policy is found to be inconsistent with applicable federal, state and/or local law(s), the applicable law(s) will govern.

Form of

CERTIFICATION

I certify to Kirby Corporation that I have read and understand the Insider Trading Policy that is included in Kirby’s Business Ethics Guidelines and the Supplemental Insider Trading Policy for Directors, Executive Officers and Key Employees and that I will comply with those policies as long as I am subject to them.

Signature

Printed Name

Date

This policy represents management guidelines only. Nothing in this policy shall be interpreted as a contract of employment.

Kirby Corporation, the Company, retains the right to deviate from, modify or discontinue this policy at any time, with or without notice. To the extent any provision of this policy is found to be inconsistent with applicable federal, state and/or local law(s), the applicable law(s) will govern.